                                                               Exhibit 24.1

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. O'Rourke, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

       Signature                                      Title                      Date
       ---------                                      -----                      ----
/s/ John F. Grundhofer                     Chairman, President,              March 28, 1995
- ----------------------------------         Chief Executive Officer
    John F. Grundhofer                     and Director



/s/ Richard A. Zona                        Vice Chairman and                 March 28, 1995
- ----------------------------------         Chief Financial Officer
    Richard A. Zona                        (principal financial officer)



                                           Senior Vice President             March 28, 1995
- ----------------------------------         and Controller
    David J. Parrin                        (principal accounting offier)



__________________________________         Director                                  , 1995
    Coleman Bloomfield


/s/ Roger L. Hale                          Director                          March 28, 1995
- ----------------------------------
    Roger L. Hale


/s/ Delbert W. Johnson                     Director                          March 28, 1995
- ----------------------------------
    Delbert W. Johnson

        Signature                  Title               Date
        ---------                  -----               ----


/s/ John H. Kareken               Director        March 28, 1995
- --------------------------
     John H. Kareken


/s/ Richard L. Knowlton           Director        March 28, 1995
- --------------------------
   Richard L. Knowlton


/s/ Kenneth A. Macke              Director        March 28, 1995
- --------------------------
     Kenneth A. Macke


/s/ Marilyn C. Nelson             Director        March 28, 1995
- --------------------------
    Marilyn C. Nelson


/s/ Will F. Nicholson, Jr.        Director        March 28, 1995
- --------------------------
  Will F. Nicholson, Jr.


/s/ Nicholas R. Petry             Director        March 28, 1995
- --------------------------
    Nicholas R. Petry


/s/ Edward J. Phillips            Director        March 28, 1995
- --------------------------
    Edward J. Phillips


/s/ James J. Renier               Director        March 28, 1995
- --------------------------
     James J. Renier


/s/ S. Walter Richey              Director        March 28, 1995
- --------------------------
     S. Walter Richey


/s/ Richard L. Robinson           Director        March 28, 1995
- --------------------------
   Richard L. Robinson


/s/ Richard L. Schall             Director        March 28, 1995
- --------------------------
    Richard L. Schall

/s/ Lyle E. Schroeder          Director          March 28, 1995
- -----------------------
    Lyle E. Schroeder